UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2021

STRATTEC SECURITY CORPORATION
(Exact name of registrant as specified in charter)

Wisconsin
(State or other jurisdiction of incorporation)

0-25150	39-1804239
(Commission File Number)	(I.R.S. Employer I.D. Number)

3333 West Good Hope Road Milwaukee, WI	53209
(Address of Principal Executive Offices)	(Zip Code)

(414) 247-3333
(Registrant's telephone number; including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $.01 par value	STRT	The Nasdaq Global Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

One September 22, 2021, STRATTEC SECURITY CORPORATION (the "Company"), filed a Current Report on Form 8-K disclosing that Patrick J. Hansen, the Senior Vice President and Chief Financial Officer of the Company, informed the Company that he intends to retire during January 2022.  Following subsequent discussions between Mr. Hansen and the Company, Mr. Hansen has agreed to postpone his retirement plans until September 2022 following the filing of STRATTEC's Annual Report and Proxy Statement for its fiscal year 2022 in order to further strengthen the transition process within the Company's accounting and finance team.

As previously disclosed, Mr. Hansen expects to continue to be employed by the Company in his current roles through the effective date of his retirement.  The Company has commenced a succession process to identify and retain a successor for Mr. Hansen. Mr. Hansen will assist and support the Company in the transition of the Chief Financial Officer responsibilities.

Mr. Hansen has served as the Chief Financial Officer of the Company since February 1999.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

104 – Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATTEC SECURITY CORPORATION
Date: September 30, 2021
	By:	/s/ Frank J. Krejci
Frank J. Krejci, President and
Chief Executive Officer